Shareholders For SandRidge Issues new press release

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Shareholders for SANDRIDGE


ENHANCE SHAREHOLDER VALUE
VOTE WITH THE GREEN CONSENT CARD TODAY

TPG-Axon, one of SandRidge Energy's (NYSE: SD) largest shareholders, has called for sweeping changes at the company, which it believes are necessary to maximize shareholder value.

Latest Update

TPG-Axon today released new information regarding its consent solicitation to amend the by-laws of the company to, among other things, de-stagger the Board of Directors and permit that directors may be removed with or without cause, remove incumbent directors from the Board, and replace such incumbent directors with nominees of TPG-Axon.

Please click here to view the latest information.

For more information please contact:
MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(212) 929-5500
(800) 322-2885

TPG-AXON MANAGEMENT LP, TPG-AXON PARTNERS GP, L.P., TPG-AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH LLC AND DINAKAR SINGH (COLLECTIVELY, "TPG-AXON") HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. IN CONNECTION WITH TPG-AXON'S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF SANDRIDGE ENERGY, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY TPG-AXON, STEPHEN C. BEASLEY, EDWARD W. MONEYPENNY, FREDRIC G. REYNOLDS, PETER H. ROTHSCHILD, ALAN J. WEBER AND DAN A. WESTBROOK (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT HAVE BEEN FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, TPG-AXON WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT ON SCHEDULE 14A FILED BY TPG-AXON WITH THE SEC ON JANUARY 16, 2013. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.